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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): June 28, 1999
                                                           -------------

                       METRO ONE TELECOMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)


           Oregon                      0-27024                 93-0995165
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(State or other jurisdiction         (Commission              (IRS Employer
      of incorporation)             File Number)           Identification No.)

       8405 SW Nimbus Avenue, Beaverton, Oregon                  97008
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       (Address of principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code: (503) 643-9500
                                                           --------------

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Item 5.           Other Events.
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         On June 28, 1999, the Company announced that it expects to report net income of approximately $0.01 per diluted share on record revenues of approximately $17.0 to $17.5 million for its second fiscal quarter, ending June 30, 1999. The expected earnings are below consensus analysts' estimates. The Company also announced that it had signed a multi-year contract to provide its EDA services to subscribers of Nextel Communications, a leading provider of fully integrated wireless communications. Reference is made to the press releases filed as Exhibit 99.1 and 99.2 hereto.

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                                    SIGNATURE
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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         METRO ONE TELECOMMUNICATIONS, INC.
                                         ----------------------------------
                                         (Registrant)


Date:    July 1, 1999



                                         By:/s/  Stebbins B. Chandor, Jr.
                                            -----------------------------
                                         Stebbins B. Chandor, Jr.
                                         Senior Vice President
                                         Chief Financial Officer

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                                  EXHIBIT INDEX
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The following Exhibits are hereby filed as part of this Current Report on Form
8-K:

EXHIBITS
NUMBER   DESCRIPTION
------   -----------
99.1     Press Release, dated June 28, 1999, "Metro One Telecommunications
         Provides Preliminary Second Quarter Outlook"

99.2     Press Release, dated June 28, 1999, "Metro One Telecommunications Signs
         New Business Contract with Nextel Communications"

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